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                                                                Exhibit 99(a)(2)

                              DECLARATION OF TRUST

                                       of

                                JPMORGAN TRUST I

                          (a Delaware Statutory Trust)

                          Dated as of November 5, 2004

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                                TABLE OF CONTENTS

                              DECLARATION OF TRUST

                                                                                                             PAGE
ARTICLE I          Name and Definitions                                                                         1

     Section 1.    Name                                                                                         1

     Section 2.    Definitions                                                                                  1

            (a)    "Administrator"                                                                              1

            (b)    "By-Laws"                                                                                    1

            (c)    "Certificate of Trust"                                                                       1

            (d)    "Class"                                                                                      1

            (e)    "Code"                                                                                       1

            (f)    "Commission"                                                                                 1

            (g)    "Declaration of Trust"                                                                       1

            (h)    "Delaware Act"                                                                               2

            (i)    "Interested Person"                                                                          2

            (j)    "Investment Adviser"                                                                         2

            (k)    "Net Asset Value"                                                                            2

            (l)    "1940 Act"                                                                                   2

            (m)    "Outstanding Shares"                                                                         2

            (n)    "Person"                                                                                     2

            (o)    "Predecessor Entities"                                                                       2

            (p)    "Principal Underwriter"                                                                      2

            (q)    "Series"                                                                                     2

            (r)    "Shareholder"                                                                                2

            (s)    "Shares"                                                                                     2

            (t)    "Supermajority of Trustees"                                                                  2

            (u)    "Trust"                                                                                      2

            (v)    "Trust Property"                                                                             3

            (w)    "Trustees"                                                                                   3

ARTICLE II         Purpose of Trust                                                                             3

ARTICLE III        Shares                                                                                       3

                                        i
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
     Section 1.    Division of Beneficial Interest                                                              3

     Section 2.    Ownership of Shares                                                                          4

     Section 3.    Transfer of Shares                                                                           5

     Section 4.    Investments in the Trust                                                                     5

     Section 5.    Status of Shares and Limitation of Personal Liability                                        5

     Section 6.    Establishment and Designation of Series or Class                                             6

     Section 7.    Indemnification of Shareholders                                                              8

ARTICLE IV         Trustees                                                                                     9

     Section 1.    Numbers, Election and Tenure                                                                 9

     Section 2.    Effect of Death, Resignation, etc. of a Trustee                                              9

     Section 3.    Powers                                                                                      10

     Section 4.    Expenses of the Trust and Series                                                            14

     Section 5.    Ownership of Assets of the Trust                                                            14

     Section 6.    Service Contracts                                                                           15

     Section 7.    Trustees and Officers as Shareholders                                                       16

ARTICLE V          Shareholders' Voting Powers and Meetings                                                    16

     Section 1.    Voting Powers, Meetings, Notice, and Record Dates                                           16

     Section 2.    Quorum and Required Vote                                                                    18

     Section 3.    Record Dates                                                                                18

     Section 4.    Additional Provisions                                                                       18

ARTICLE VI         Net Asset Value, Distributions and Redemptions                                              18

     Section 1.    Determination of Net Asset Value, Net Income, and Distributions                             18

     Section 2.    Redemptions and Repurchases                                                                 19

ARTICLE VII        Compensation and Limitation of Liability of Trustees                                        21

     Section 1.    Compensation                                                                                21

     Section 2.    Limitation of Liability                                                                     21

     Section 3.    Indemnification                                                                             21

     Section 4.    Trustee's Good Faith Action, Expert Advice, No Bond or Surety                               22

     Section 5.    Insurance                                                                                   22

ARTICLE VIII       Miscellaneous                                                                               23

     Section 1.    Liability of Third Persons Dealing with Trustees                                            23

     Section 2.    Derivative Actions                                                                          23

     Section 3.    Termination of the Trust or Any Series or Class                                             24

                                       ii
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
     Section 4.    Reorganization                                                                              25

     Section 5.    Amendments                                                                                  26

     Section 6.    Maintaining Copies of Declaration of Trust, References, Headings                            27

     Section 7.    Applicable Law                                                                              27

     Section 8.    Provisions in Conflict with Law or Regulations                                              28

     Section 9.    Statutory Trust Only                                                                        28

     Section 10.   Writings                                                                                    28

                                       iii
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                              DECLARATION OF TRUST
                                       OF
                                JPMORGAN TRUST I

     THIS DECLARATION OF TRUST is made as of the date set forth below by the Trustee named hereunder for the purpose of forming a Delaware statutory trust to consolidate and continue the businesses of the Predecessor Entities.

     NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the Shareholders of this Trust.

                                    ARTICLE I
                              NAME AND DEFINITIONS

     Section 1.   NAME. This Trust shall be known as the "JPMorgan Trust
I," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "Administrator" means a party furnishing services to the Trust pursuant to any administration contract described in Article IV, Section 6(a) hereof;

     (b) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

     (c) "Certificate of Trust" means the certificate of trust of the Trust, as filed in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act and as it may be amended or restated from time to time;

     (d) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

     (e) "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

     (f)  "Commission" shall have the meaning given such term in the 1940 Act;

     (g) "Declaration of Trust" means this Declaration of Trust, as amended, supplemented or amended and restated from time to time;

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     (h)  "Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C.
Sections 3801 ET SEQ., as amended from time to time;

     (i)  "Interested Person" shall have the meaning given it in
Section 2(a)(19) of the 1940 Act;

     (j) "Investment Adviser" means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV,
Section 6(a) hereof;

     (k) "Net Asset Value" means the net asset value of each Series or Class of the Trust, determined as provided in Article VI, Section 1 hereof;

     (l) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

     (m) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then-outstanding;

     (n) "Person" means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

     (o) "Predecessor Entities" are those entities identified in Schedule A hereto.

     (p) "Principal Underwriter" shall have the meaning given such term in the 1940 Act;

     (q) "Series" means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

     (r)  "Shareholder" means a record owner of Outstanding Shares;

     (s) "Shares" means the transferable units of beneficial interest (par value $0.00001 per share) into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

     (t) "Supermajority of Trustees" shall mean two-thirds or more of all Trustees then in office;

     (u) "Trust" means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

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     (v)  "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series; and

     (w) "Trustees" means the "Person" or "Persons" who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

                                   ARTICLE II
                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct, operate and carry on the businesses of the Predecessor Entities in the form of an open-end management investment company registered under the 1940 Act through one or more Series, including the power to conduct, operate and carry out its business in a master-feeder structure (as described in Section 4(f) of Article VIII). In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

                                   ARTICLE III
                                     SHARES

     Section 1.   DIVISION OF BENEFICIAL INTEREST.

     (a) The beneficial interest in the Trust shall be divided into one or more Series. The Trustees may divide each Series into one or more Classes. The Trustees hereby establish the Series and Classes listed in Schedule B attached hereto and made a part hereof. Schedule B may be revised from time to time by resolution of a majority of the then Trustees, including in connection with the establishment and designation of any Series or Class pursuant to Section 6 of
Article III. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to:

          (i) divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine;

          (ii) issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

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          (iii)   establish, designate, classify, reclassify and change in any manner any Series or Class thereof and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, provided, however, that the Trustees may not reclassify or change Outstanding Shares in a manner materially adverse to Shareholders of such Shares;

          (iv) divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series;

          (v) issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

          (vi)    change the name of any Series or Class thereof;

          (vii) dissolve and terminate any one or more Series or Classes thereof; and

          (viii) take such other action with respect to the Shares as the Trustees may deem desirable.

     (b) Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act and the Code, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each Shareholder of a Series shall be entitled to receive such Shareholder's PRO RATA share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

     (c) All references to Shares in this Declaration of Trust shall be deemed to be references to Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as otherwise provided or as the context otherwise requires.

     (d) All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 2.   OWNERSHIP OF SHARES.

     The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued

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except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him as provided herein or in the By-Laws, until he or she has given his or her address to the Trust or to the Trust's transfer or similar agent.

     Section 3.   TRANSFER OF SHARES.

     Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

     Section 4.   INVESTMENTS IN THE TRUST.

     Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities, valued as provided in Article VI,
Section 1. Investments in a Series shall be credited to each Shareholder's account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

     Section 5.   STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY.

     Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust.

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Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.

     Section 6.   ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS.

     (a) The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

     (b) Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

          (i)     ASSETS HELD WITH RESPECT TO A PARTICULAR SERIES.

          All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be assets held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all

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     Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

          (ii)    LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES.

          The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to" that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets held with respect to such Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series, in such capacity, shall have a claim on or any right to any assets allocated or belonging to any other Series.

          (iii)   DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS, AND REPURCHASES.

          Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (iv)    EQUALITY.

          All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series. With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

          (v)     FRACTIONS.

          Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

          (vi)    EXCHANGE PRIVILEGE.

          The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

          (vii)   COMBINATION OF SERIES.

          The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided, however, that the Trustees may not change Outstanding Shares in a manner materially adverse to Shareholders of such Series or Class.

     Section 7.   INDEMNIFICATION OF SHAREHOLDERS.

     If any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person's acts or omissions, the Shareholder or former

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Shareholder (or such Person's heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose. The Trust, on behalf of the applicable Series, may, at its option, assume the defense of any such claim made against such Shareholder. Neither the Trust nor the applicable Series shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

                                   ARTICLE IV
                                    TRUSTEES

     Section 1.   NUMBERS, ELECTION AND TENURE.

     The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a Supermajority of Trustees, or by resolution approved by a Supermajority of Trustees, provided, however, that the number of Trustees shall in no event be less than three. Each Trustee shall serve during the lifetime of the Trust until he or she (a) dies, (b) resigns, (c) has reached the mandatory retirement age, if any, as established by a provision of the By-Laws, which is amendable only by a Supermajority of Trustees, or otherwise set by a Supermajority of Trustees,
(d) is declared incompetent by a court of appropriate jurisdiction, or (e) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust, or (b) with or without cause at any time by written instrument signed by a Supermajority of Trustees, or by resolution approved by a Supermajority of Trustees, specifying the date when such removal shall become effective.

     Section 2.   EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE.

     The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

     Section 3.   POWERS.

     (a) Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees or remove any Trustee with or without cause at any time by written instrument signed by a Supermajority of Trustees or by a resolution approved by a Supermajority of Trustees; fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee on a vote of a Supermajority of Trustees; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ auditors, counsel or other agents of the Trust, subject to the conditions set forth in this Declaration of Trust or in the By-Laws; employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

     (b) Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

          (i) To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers' acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in "when issued" or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

          (ii) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

          (iii) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (iv) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

          (v) To hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

          (vi) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

          (vii) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (viii) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (ix) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (x) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

          (xi) To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

          (xii) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust and/or trustees, directors or former trustees or directors of Predecessor Entities, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

          (xiii) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (xiv) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

          (xv)    To enter into contracts of any kind and description;

          (xvi) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

          (xvii) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

          (xviii) To interpret the investment policies, practices, or limitations of any Series or Class;

          (xix) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

          (xx) To the fullest extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III; and

          (xxi) To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

     (c) The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure (as described in Section 4(f) of Article VIII).

     (d) Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities and other instruments and property from or sell any securities and other instruments and property to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

     Section 4.   EXPENSES OF THE TRUST AND SERIES.

     Subject to Article III, Section 6, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust Property or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

     Section 5.   OWNERSHIP OF ASSETS OF THE TRUST.

     The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining

Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

     Section 6.   SERVICE CONTRACTS.

     (a) Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments; authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

     (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or non-exclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.

     (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

     (d) The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of
Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

     (e) Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

     (f)  The fact that:

          (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter's or distributor's contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

          (ii) any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter's or distributor's contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter's or distributor's or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

     Section 7.   TRUSTEES AND OFFICERS AS SHAREHOLDERS.

     Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

                                    ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1.   VOTING POWERS, MEETINGS, NOTICE, AND RECORD DATES.

     (a)  The Shareholders shall have power to vote only with respect to:

          (i) the election or removal of Trustees as provided in Article IV hereof; and

          (ii) such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

     (b) As to each matter on which a Shareholder is entitled to vote, such Shareholder shall be entitled to one vote for each dollar of Net Asset Value represented by such Shareholder's Shares (as of the Record Date applicable to the meeting or written consent pursuant to which the vote of Shareholders is being sought or obtained) and a proportionate fractional vote with respect to the remainder of the Net Asset Value of such Shares, if any. All references in this Declaration of Trust or the By-Laws to a vote of, or the holders of, a majority, percentage or other proportion of Outstanding Shares shall mean a vote of, or the holders of, such majority, percentage or other proportion of the votes to which such Shares entitle their holder(s).

     (c) Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Outstanding Shares of the Trust then entitled to vote shall be voted in aggregate, except:

          (i) when required by the 1940 Act, Shares shall be voted by individual Series;

          (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and

          (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

     (d)  There shall be no cumulative voting in the election of Trustees.

     (e) Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

     (f) Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting.

     (g) Until Shares of a Class or Series are issued, the Trustees may exercise all rights of Shareholders of that Class or Series and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders with respect to that Class or Series. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

     (h) Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

     Section 2.   QUORUM AND REQUIRED VOTE.

     Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, a majority of the Outstanding Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Shares, a majority of the Outstanding Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Outstanding Shares voted shall decide any questions, including the election of Trustees, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Outstanding Shares of that Series (or Class) voted on the matter shall decide that matter insofar as that Series (or Class) is concerned.

     Section 3.   RECORD DATES.

     For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

     Section 4.   ADDITIONAL PROVISIONS.

     The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

                                   ARTICLE VI
               NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

     Section 1.   DETERMINATION OF NET ASSET VALUE, NET INCOME, AND
                  DISTRIBUTIONS.

     Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Trustees such bases and time for determining the Net Asset Value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

     Section 2.   REDEMPTIONS AND REPURCHASES.

     (a) Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     (b) Subject to the provisions of paragraph (a) above, payment for any Shares which are presented for redemption shall be made in cash or property from the assets of the relevant Series and payment for such Shares shall be made within seven (7) days after the date upon which the redemption request is effective, or such longer period as may be required. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Investment Adviser or Administrator or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

     (c) If, as referred to in paragraph (a) above, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

     (d) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation), by such means as they deem equitable, to:

          (i) call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification,

          (ii) refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or

          (iii) take such other actions as they deem necessary and appropriate to avoid such disqualification.

     (e) The Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof:

          (i) in connection with the termination of any Series or Class of Shares;

          (ii) if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for such Series or Class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such Series or Class, PROVIDED that the Trust shall provide a Shareholder with written notice at least fifteen (15) days prior to effecting a redemption of Shares as a result of not satisfying such requirement;

          (iii) if the Shareholder fails to pay when due the full purchase price of Shares issued to him;

          (iv)    if the Shareholder fails to comply with paragraph (f) of this
     Section 2; or

          (v) if the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law.

Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

     (f) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any governmental authority or applicable law or regulation.

                                   ARTICLE VII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

     Section 1.   COMPENSATION.

     The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, any sub-adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser, any sub-adviser or the Principal Underwriter, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

     Section 2.   LIMITATION OF LIABILITY.

     A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. No Trustee who has been determined to be an "audit committee financial expert" (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustee's duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

     Section 3.   INDEMNIFICATION.

     (a)  Subject to the exceptions and limitations contained in the By-Laws:

          (i) every person who is, has been, or becomes a Trustee or officer of the Trust or is or has been a trustee or director of a Predecessor Entity (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust or a trustee or director of a Predecessor Entity and against amounts paid or incurred by him or her in the settlement thereof; and

          (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

     (b) For purposes of this Section 3 and Section 5 of this Article VII below, "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "liabilities" and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

     (c) The Trust's financial obligations arising from the indemnification provided herein may be insured by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person as to acts or omissions as a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

     (d) In no event will any revision, amendment or change to this Section 3 or the By-laws affect in any manner the rights of any Covered Person to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Covered Person in connection with any proceeding in which the Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust or a trustee or director of a Predecessor Entity (including any amount paid or incurred by the Covered Person in the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this Section 3 or the By-laws is made.

     Section 4.   TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR
                  SURETY.

     The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and the By-Laws, and shall be under no liability for any act or omission in accordance with such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 5.   INSURANCE.

     The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer or agent of the Trust or a trustee or director of a Predecessor Entity in connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee, officer or agent of the Trust or a trustee or director of a Predecessor Entity. For purposes of this Section 5, "agent" means any Person who is, was or becomes an employee or other agent of the Trust who is not a Covered Person.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 1.   LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES.

     No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 2.   DERIVATIVE ACTIONS.

     (a) Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series, as applicable, unless each of the following conditions is met:

          (i) Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

          (ii) Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

          (iii) Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Trustees requesting that the Trustees cause the Trust or affected Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

                  (1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

                  (2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as applicable, and an explanation of why the complaining Shareholders believe that to be the case;

                  (3)    a certification that the requirements of sub-paragraphs
          (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

                  (4) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series, as applicable, as of the commencement of the derivative action;

          (iv) Shareholders owning Shares representing at least 10% of the voting power of the Trust or the affected Series, as applicable, must join in bringing the derivative action; and

          (v) A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

     (b) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

          (i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Trustees, a decision communicated to the complaining Shareholder within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

          (ii) If the demand for derivative action has been made to the Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration a majority of those Trustees who are not deemed to be Interested Persons of the Trust determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

     (c) A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series of the Trust.

     Section 3.   TERMINATION OF THE TRUST OR ANY SERIES OR CLASS.

     (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by vote of a majority of the Outstanding Shares of each Series entitled to vote or by the Trustees by written notice to the Shareholders. Any Series of Shares or Class thereof may be dissolved at any time by vote of a majority of the Outstanding Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.

     (b) Upon the requisite Shareholder vote or action by the Trustees to dissolve the Trust or to dissolve any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees and as required by the Delaware Act, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

     (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

     Section 4.   REORGANIZATION.

     (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by applicable law:

          (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

          (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations;

          (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

          (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

     (b) Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

     (c) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

     (d) The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series of classes thereof.

     (e) The approval of the Trustees shall be sufficient to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares or interests in such other Series of the Trust or other entity or series thereof. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

     (f) The Trust may, at the discretion of the Trustees, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Trustees, convert to a master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing Series or Classes of the Trust may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

     Section 5.   AMENDMENTS.

     (a) Except as specifically provided in this Section 5, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on:

          (i)     any amendment that would affect their right to vote granted in
     Article V, Section 1 hereof;

          (ii)    any amendment to this Section 5 of Article VIII;

          (iii) any amendment that may require their vote under applicable law or by the Trust's registration statement, as filed with the Commission; and

          (iv) any amendment submitted to them for their vote by the Trustees.

     (b) Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by a vote of the Shareholders of each Series or Class affected, and no vote shall be required of Shareholders of a Series or Class not affected.

     (c) The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

     (d) Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 5 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in
Article VII, Section 3 hereof or as provided in the By-Laws with respect to any acts or omissions of Persons covered thereby prior to such amendment. Furthermore, neither the Certificate of Trust nor this Declaration of Trust may be amended to reduce the percentage of Trustees necessary to constitute a Supermajority of Trustees or to eliminate the requirement for approval of a Supermajority of Trustees as to any matter without the approval of a Supermajority of Trustees.

     Section 6.   MAINTAINING COPIES OF DECLARATION OF TRUST, REFERENCES,
                  HEADINGS.

     The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

     Section 7.   APPLICABLE LAW.

     (a) This Declaration of Trust and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     (b)  Notwithstanding the first sentence of Section 7(a) of this
Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges;
(ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

     Section 8.   PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     Section 9.   STATUTORY TRUST ONLY.

     It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

     Section 10.  WRITINGS.

     To the fullest extent permitted by applicable laws and regulations:

     (a) all requirements in this Declaration of Trust or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

     (b) all requirements in this Declaration of Trust or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

     IN WITNESS WHEREOF, the Trustee named below, being the sole Trustee of JPMorgan Trust I, has executed this Declaration of Trust as of the 5th day of November, 2004.

/s/ George C.W. Gatch
------------------------------------------
George C.W. Gatch, as Trustee and not
individually

                                   SCHEDULE A

                              PREDECESSOR ENTITIES

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Funds
J.P. Morgan Institutional Funds
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
J.P. Morgan Mutual Fund Select Group
J.P. Morgan Mutual Fund Select Trust
J.P. Morgan Mutual Fund Series
J.P. Morgan Mutual Fund Trust
J.P. Morgan Series Trust
Growth & Income Portfolio

                                   SCHEDULE B

                               SERIES AND CLASSES

                             AS OF FEBRUARY 19, 2005

SERIES                                               CLASSES
------                                               -------
NON-MONEY MARKET FUNDS

Growth and Income Portfolio

JPMorgan Asia Equity Fund                            A, Select, Institutional

JPMorgan Bond Fund                                   A, B, C, Select, Institutional, Ultra

JPMorgan California Tax Free Bond Fund               A, B, C, Select, Institutional

JPMorgan Capital Growth Fund                         A, B, C, Select

JPMorgan Disciplined Equity Fund                     A, Select, Institutional, Ultra

JPMorgan Diversified Fund                            A, B, C, Select, Institutional

JPMorgan Dynamic Small Cap Fund                      A, B, C, Select

JPMorgan Emerging Markets Debt Fund                  Select

JPMorgan Emerging Markets Equity Fund                A, B, Select, Institutional

JPMorgan Enhanced Income Fund                        A, Select, Institutional

JPMorgan Global Healthcare Fund                      A, B, C, Select

JPMorgan Global Strategic Income Fund                A, B, C, Select, Institutional, M

JPMorgan Growth and Income Fund                      A, B, C, Select

JPMorgan Intermediate Tax Free Bond Fund             A, B, C, Select, Institutional

JPMorgan International Equity Fund                   A, B, C, Select, Institutional

JPMorgan International Growth Fund                   A, B

JPMorgan International Opportunities Fund            A, B, Select, Institutional

                                   SCHEDULE B

                               SERIES AND CLASSES

                             AS OF FEBRUARY 19, 2005

SERIES                                               CLASSES
------                                               -------
JPMorgan International Small Cap
Equity Fund                                          A, B, Select, Institutional

JPMorgan International Value Fund                    A, B, Select, Institutional

JPMorgan Intrepid America Fund                       A, B, C, Select

JPMorgan Intrepid Contrarian Fund                    A, B, C, Select

JPMorgan Intrepid European Fund                      A, B, C, Select, Institutional

JPMorgan Intrepid Growth Fund                        A, B, C, Select

JPMorgan Intrepid Value Fund                         A, B, C, Select

JPMorgan Japan Fund                                  A, B

JPMorgan Market Neutral Fund                         A, B, Institutional

JPMorgan Mid Cap Equity Fund                         A, B, Select

JPMorgan New Jersey Tax Free Bond Fund               A, B, C, Select

JPMorgan New York Tax Free Bond Fund                 A, B, C, Select, Institutional

JPMorgan Short Term Bond Fund                        A, Select, Institutional

JPMorgan Small Cap Core Fund                         Select

JPMorgan Small Cap Equity Fund                       A, B, C, Select

JPMorgan Tax Aware Disciplined Equity Fund           Institutional

JPMorgan Tax Aware Enhanced Income Fund              A, Select, Institutional

JPMorgan Tax Aware International
Opportunities Fund                                   A, Institutional

                                   SCHEDULE B

                               SERIES AND CLASSES

                             AS OF FEBRUARY 19, 2005

SERIES                                               CLASSES
------                                               -------
JPMorgan Tax Aware Large Cap Growth Fund             Select

JPMorgan Tax Aware Large Cap Value Fund              Select

JPMorgan Tax Aware Real Income Fund                  A, B, C, Institutional

JPMorgan Tax Aware Short-Intermediate
Income Fund                                          Select, Institutional

JPMorgan Tax Aware U.S. Equity Fund                  A, B, C, Select, Institutional

JPMorgan U.S. Equity Fund                            A, B, C, Select,
Institutional, Ultra

JPMorgan U.S. Small Company Fund                     Select, Institutional

JPMorgan Value Advantage Fund                        A, B, C, Select, Institutional

MONEY MARKET FUNDS

JPMorgan 100% U.S. Treasury Securities
Money Market Fund                                    Capital, Institutional, Agency, Premier,
                                                     Morgan, Reserve

JPMorgan California Municipal Money
Market Fund                                          Morgan

JPMorgan Federal Money Market Fund                   Institutional, Agency, Premier, Morgan,
                                                     Reserve

JPMorgan New York Municipal Money
Market Fund                                          Morgan, Reserve

JPMorgan Prime Money Market Fund                     Capital, Institutional, Agency, Premier,
                                                     Morgan, Reserve, B, C, Select, Cash
                                                     Management

JPMorgan Tax Free Money Market Fund                  Institutional, Agency, Premier, Morgan,
                                                     Reserve